Exhibit 10.4


MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (this "Agreement") made this 31st day of October, 2005 by and between PARK AVE. ASSOC. MANAGEMENT LLC (the "PAM"), a Delaware limited liability company with a principal place of business at 714 N. Main St. Manahawkin, NJ 08050, (hereinafter "PAM") and PARK AVE. ASSOC. LLC, a Delaware limited liability company with a principal place of business at 714 N. Main St. Manahawkin, NJ 08050, hereinafter ("PAA");

                              W I T N E S S E T H:
                              - - - - - - - - - -

WHEREAS  PAM desires to provide real estate management services to PAA; and

WHEREAS  PAA desires to retain the services of PAM;

WHEREAS both parties desire to set forth their rights and responsibilities by and between each other;

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Operating Agreement of PAA of even date herewith, as the same may be amended, restated, supplemented or otherwise modified from time to time (the "Operating Agreement").

NOW, therefore, based upon the mutual representations and promises set forth herein, the parties agree as follows:

    1. Projects. PAA will be purchasing and developing various real estate properties, the first three of which will be located in New Jersey and New York--The Willows; Eagleswood and Route 111 Hauppauge (collectively, the "Initial Projects") to be developed by PAA.

    2. Services. PAA will retain the services of PAM to manage the Projects (including each of the Initial Projects), including but not limited to the managing of the construction of the Projects during all phases of construction and, thereafter, operating, managing, maintaining, administering, leasing, renting and/or selling of the units developed in the Projects. PAM will prepare and disseminate regular reports (including financial information, costs, expenses and sales information) to the board of directors of the PAA regarding the status of each Project. (Notwithstanding the foregoing, without the written approval of the board of directors of the PAA, PAM shall not commit, or enter into any agreement on behalf of PAA, with respect to (i) the incurrence by of any indebtedness for borrowed money by PAA; or (ii) any investment of cash by PAA.

    3. Compensation. In consideration for the services to be provided hereunder, PAA will pay PAM management fees as follows:

         (a) the greater of 0.5% of the Total Assets of PAA and $62,500, payable on each of May 15, August 15, November 15 and March 31, based on the financial statements of PAA at the end of the fiscal quarter immediately preceding the payment date;

         (b) an amount of the Net Profits of PAA for any Project equal to the Preferred Return, if and to the extent and in the priority provided in
         Section 5.3.3(a) of the Operating Agreement; and

         (c) after the payment of the amount contemplated by Section 3(b) above and any other amounts with priority over the payments hereunder pursuant to the terms of the Operating Agreement, if any, an amount equal to 20% of the Net Profits of the Company for any Project, if and to the extent and in the priority provided in Section 5.3.3(a) of the Operating Agreement.

         As used herein, "Total Assets" means the amount of gross assets of the Company as set forth on the applicable financial statements of the Company at the end of the fiscal quarter immediately preceding the payment date, as determined in accordance with generally accepted accounting principles, consistently applied.

    4. Termination. This Agreement shall commence on the date hereof and shall continue until the "Closing of the books" (as such term is defined in the Operating Agreement) on each of the Initial Projects (the "Completion Date"), and shall automatically renew for successive one year periods thereafter unless terminated by either party upon written notice to the other at least thirty (30) days prior to the expiration of the applicable anniversary of the Completion Date. Notwithstanding the foregoing, Either PAA or PAM may terminate this Agreement as a result of a material breach by the other party of the terms and conditions of this Agreement by providing written notice to the breaching party setting forth in reasonable detail the material breach (a "Notice of Breach"). Upon receipt of a Notice of Breach, the recipient shall have (i) ten days to cure such material breach if such material breach relates to the failure to pay amounts due to the non-breaching party pursuant to this Agreement (a "Payment Default"); or (ii) thirty days to cure such material breach if such material breach relates to any material breach of this Agreement other than a Payment Default. In addition, PAA may terminate this Agreement at any time if Mark Hotton withdraws as a member from PAM.

    5. Activities. PAM shall have the exclusive right to provide all such services as set forth in paragraph 2. as set forth above during the term of this Agreement; provided, however, that nothing in this Agreement shall be construed or applied to prevent PAM from engaging in any other business or property management activities, including those which may be similar to the business of PAA.

    6. Indemnification. To the fullest extent permitted by law and by PAA's Certificate and the Operating Agreement, PAA shall indemnify and hold harmless PAM, its current and past members, managers, employees, agents and assigns and any of their respective Affiliates, from and against any and all liabilities, claims, damages, actions or proceedings arising out of the activities of, or relating to, PAA.

    7. Merger This Agreement contains the entire understanding of the parties and there are no representations, warranties, covenants or undertakings other than those expressly set forth herein.

    8. Waivers. The failure of either party to insist in any one or more instances upon the strict performance of any of the terms of this Agreement by the other party, shall not be construed as a waiver or relinquishment of such term or terms in the future, and the same shall nevertheless continue in full force and effect.

    9. Counterparts. This Agreement may be executed in any number of counterparts, any one of which shall be deemed the original although the others are not produced.

    9. Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, all of the provisions shall nevertheless continue in full force and effect.


    10. Modifications. No amendment modification will be given force or effect except if made in writing signed by the party against whom enforcement is sought.


    11. Assignment. This Agreement will not be assigned or transferred by either party unless consent is given in writing by the other party but such consent will not be unreasonably withheld.


    12. Notices. All notices, consents and demands shall be given in writing by return receipt requested. Notice shall be deemed given as of receipt or refusal of registered or certified mail, or in the case of any other acceptable communication, upon delivery to the addressee. Notices shall be addressed as set forth below for the respective parties, provided that if any party gives notice of a change of name or address. Notices to that party shall thereafter be given as specified in that notice.


PARK AVE. ASSOC. MANAGEMENT LLC            714 N. Main St.
                                           Manahawkin, NJ 08050

         With a copy in like manner to:    Mark Hotton
                                           164 Secatogue Lane West
                                           West Islip, New York 11795

                                           WQN, Inc.
                                           30 Kennedy Plaza,
                                           Suite 400
                                           Providence, RI
                                           02903 With a copy
                                           to:

                                           Brian J. Davis, Esq.
                                           3001 Expressway Drive North
                                           Suite 400
                                           Islandia, New York 11749

                                           Charles P. Miller
                                           Patton Boggs LLP
                                           2001 Ross Avenue, Suite 3000
                                           Dallas, TX  75201

PARK AVE. ASSOC. LLC                       714 N. Main St.
                                           Manahawkin, NJ 08050

         With a copy in like manner to:    Mark Hotton
                                           164 Secatogue Lane West
                                           West Islip, New York 11795

                                           WQN, Inc.
                                           30 Kennedy Plaza,
                                           Suite 400
                                           Providence, RI
                                           02903 With a copy
                                           to:

                                           Brian J. Davis, Esq.
                                           3001 Expressway Drive North
                                           Suite 400
                                           Islandia, New York 11749

                                           Charles P. Miller, Esq.
                                           Patton Boggs LLP
                                           2001 Ross Avenue, Suite 3000
                                           Dallas, TX 75201



    13. No Third Party Beneficiaries. The parties hereto do not intend that there are any third party beneficiaries of this Agreement.


    14. Further assurances. Each party hereto shall, from time to time, execute, acknowledge and deliver such further instruments and perform such additional acts as the other party may reasonably request to effectuate the intent of this Agreement.


    15. Survival. The provisions of this Agreement will survive until such time as the parties agree to terminate them in writing.

PARK AVE. ASSOC. MANAGEMENT LLC

By:_________________________________                 Dated:  October 31, 2005

Name:  Mark Hotton

Title: Managing Member

PARK AVE. ASSOC. LLC

By:_________________________________                 Dated: October 31, 2005

Name: ______________________________

Title: Manager

By:_________________________________

Name: ______________________________

Title: Manager

By:_________________________________

Name: ______________________________

Title: Manager